UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2021

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2021, Gregory F. Covino resigned as Executive Vice President, Chief Financial Officer and Treasurer of Novavax, Inc. (the “Company”) effective April 12, 2021. Mr. Covino will remain an executive advisor to the Company under a new employment arrangement. In connection with Mr. Covino’s resignation, the Company appointed John J. Trizzino, Executive Vice President, Chief Commercial Officer, and Chief Business Officer of the Company, to serve as interim Chief Financial Officer.

Mr. Covino’s employment as an executive advisor of the Company will be on an at-will basis pursuant to an employment agreement (the “Employment Agreement”), pursuant to which Mr. Covino is entitled to an annual base salary of $262,500. Under the Company’s incentive bonus program, Mr. Covino is eligible to receive an annual target performance bonus of 40% of his base salary, or any other percentage determined by the Board, based upon achievement by Mr. Covino and the Company of certain specified goals determined by the Chief Executive Officer and the Board. The bonus may be paid out partly in cash and partly in shares of stock options or restricted stock at the discretion of the Board. Under this employment arrangement, Mr. Covino’s outstanding equity awards will continue to vest.

The Employment Agreement also includes confidentiality provisions and non-competition and non-solicitation provisions that would last for a period of 12 months following termination of his employment.

There is no arrangement or understanding between Mr. Covino and any other person pursuant to which Mr. Covino was appointed as executive advisor of the Company. There are no family relationships between Mr. Covino and any director or officer of the Company. Mr. Covino has no material direct or indirect interest in a related party transaction that requires disclosure.

The foregoing description of the material terms of Mr. Covino’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: April 16, 2021	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary